                                                                    EXHIBIT 10.6
                             FOURTH AMENDMENT TO THE
                        HPSC, INC. SUPPLEMENTAL EXECUTIVE
                                 RETIREMENT PLAN


     WHEREAS, HPSC, Inc. (the "Company") adopted the HPSC, Inc. Supplemental Executive Retirement Plan (the "Plan"), effective as of January 1, 1997;

     WHEREAS, pursuant to Section 12.1 of the Plan, the Compensation Committee has the power to amend the Plan;

     WHEREAS, the Company has adopted certain provisions of the Plan in order to provide certain benefits to Participants in the context of a Change in Control or upon an involuntary termination of service;

     WHEREAS, such provisions were intended (1) to provide each Participant with a gross-up payment sufficient to reimburse him or her for any excise taxes imposed upon any payment made to him or her in connection with a Change in Control and any excise, federal, state or local taxes imposed on any such gross-up payment and (2) to cause all benefits provided to a Participant to become fully vested upon any termination of his or her employment caused by the Company other than a termination for Good Cause;

     WHEREAS, certain questions of interpretation have arisen with respect to the benefits provided by Sections 4.2(a) and 5.1 of the Plan; and

     WHEREAS, the Company has determined to amend the Plan in order to clarify the operation of these provisions;

     NOW, THEREFORE, the Plan is hereby amended as set forth below:

     1. The first sentence of Section 4.2(a) is amended to delete the words "in connection with his or her Separation from Service" immediately following the word "Participant" where it appears for the second time.

     2. Subclause (ii) of the first sentence of Section 5.1 is deleted in its entirety and a new subclause (ii) is inserted, to read as follows: "the Participant's Separation from Service due to (x) the Participant's death or Disability, (y) an involuntary termination of employment by the Company without Good Cause or (z) a termination of employment by the Participant under circumstances pursuant to which the participant is entitled to receive substantially the same severance benefits as he or she would have received upon a termination by the Company without Good Cause."

     3. Except as expressly amended hereby, all of the terms and provisions of the Plan are hereby reaffirmed and remain in full force and effect.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Fourth Amendment as of August 10, 2000.


                                            HPSC, INC.


                                            By: /s/ J. Kermit Birchfield
                                               ------------------------------
                                                    J. Kermit Birchfield
                                            Title: Chairman of the Compensation
                                                   Committee of the Board of
                                                   Directors


                                            By: /s/ John W. Everets
                                               ------------------------------
                                                    John W. Everets
                                            Title: Chairman and
                                                   Chief Executive Officer